UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 6, 2011
Date of Report (date of Earliest Event Reported)

TELETOUCH COMMUNICATIONS, INC.
(Exact Name of Company as Specified in its Charter)

DELAWARE	001-13436	75-2556090
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5718 Airport Freeway, Fort Worth, Texas 76117
 (Address of principal executive offices and zip code)

(800) 232-3888
 (Company’s telephone number, including area code)

Not applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01. Other Events.

On December 6, 2011 an Agreed Order of Dismissal was entered by the Honorable Karen Wilcutts, arbitrator in the matter between Claimant/Counter-Respondent, Progressive Concepts, Inc. (“PCI”), and Respondents/Counter-Claimant, New Cingular Wirleless PCS, LLC d/b/a AT&T Mobility (“AT&T”) (collectively with PCI, the “Parties”).  The Parties have announced that all matters of controversy in the arbitration matter have been fully settled and compromised and have agreed that any and all claims asserted in this matters by any Party should be dismissed with prejudice.    The arbitration matter (JAMS Reference No. 1310018398) had been pending since the initial claim was filed by PCI in October 2009, as previously disclosed by the Company.  The terms of the Confidential Settlement and Release Agreement have been reported by the Company in its Current Report on Form 8-K filed on November 28, 2011.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

None.

SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 7, 2011	By:	/s/ Douglas E. Sloan
Name: Douglas E. Sloan
Title: Chief Financial Officer